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                                                                      Exhibit 21

                                  SUBSIDIARIES

Company Name                            Jurisdiction
------------                            --------------

IFCO Europe Beteiligungs GmbH           Germany

IFCO International Food                 Germany
Container Organisation GmbH

IFCO Logistic Services GmbH             Germany

IFCO System Logistik GmbH               Germany

IFCO Finance Consulting GmbH            Germany

IFCO International Food                 Austria
Container Organisation Ges.mbH

IFCO France s.a.s.                      France

IFCO Schweiz AG                         Switzerland

IFCO Skandinavien A/S                   Denmark

IFCO Contenedores S.A.                  Spain

IFCO UK Ltd.                            United Kingdom

IFCO Italia S.r.l.                      Italy

GELOG AG                                Switzerland

GISO Verwaltungsgesellschaft mbH & Co.  Germany
Behalterleasing KG

MTP GmbH                                Germany

MTP GmbH & Co. KG                       Germany

MTS Okologistik GmbH                    Germany

Schoeller International Logistics       Germany
Beteiligungsgesellschaft mbH

Schoeller-U.S., Inc.                    United States

IFCO-U.S., L.L.C.                       United States

IFCO Argentina S.A.                     Argentina

IFCO Uruguay s.a.                       Uruguay

IFCO Japan Inc.                         Japan

IFCO do Brasil                          Brasil
Embalagens Ltda.

Silver Oak Acquisition Corp.            United States
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